QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.5

LETTER TO BROKERS, DEALERS, COMMERCIAL BANKS,
TRUST COMPANIES AND OTHER NOMINEES

FLEETWOOD ENTERPRISES, INC.

Offer to Exchange
Common Stock
For Any and All Outstanding
5% Convertible Senior Subordinated Debentures due 2023
(CUSIP Nos. 339099AC7 and 339099AD5)

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 15, 2008, UNLESS EARLIER TERMINATED BY US (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

        Fleetwood Enterprises, Inc., a Delaware corporation (the "Company"), is offering to exchange, upon the terms and subject to the conditions set forth in the accompanying prospectus (as may be amended or supplemented from time to time, the "Prospectus"), the accompanying Letter of Transmittal (the "Letter of Transmittal") and the Optional Repurchase Right Company Notice (including the Repurchase Notice attached thereto as Annex A (the "Repurchase Notice")), shares of our common stock, par value $0.01 per share (collectively, the "Shares"), for any and all of our outstanding 5% Convertible Senior Subordinated Debentures due 2023 ("Debentures") validly tendered and accepted in accordance with the terms and subject to the conditions set forth in the Prospectus, Letter of Transmittal and Repurchase Notice. The Prospectus, Letter of Transmittal and Repurchase Notice more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

        We are requesting that you contact your clients for whom you hold Debentures regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Debentures registered in your name or in the name of your nominee, we are enclosing the following documents:

  1.
  Prospectus;

  2.
  The Letter of Transmittal for your use and for the information of your clients;

  3.
  the Optional Repurchase Right Company Notice (including the Repurchase Notice);

  4.
  A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if, prior to 5:00 p.m., New York City time on the Expiration Date, certificates for Debentures are not available, if time will not permit all required documents to reach the Paying Agent or if the procedure for book-entry transfer cannot be completed;

  5.
  A form of letter that may be sent to your clients for whose account you hold Debentures registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

  6.
  Substitute Form W-9 and Guidelines for Certification of Taxpayer identification number on Substitute Form W-9.

        Your prompt action is required. The Exchange Offer will expire at 5:00 p.m., New York City time, on December 15, 2008, unless earlier terminated by us. Debentures tendered pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

        To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal and Repurchase Notice (or facsimiles thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, must be sent to the Paying Agent, and certificates representing the Debentures must be delivered to the Paying Agent (or book-entry transfer of the Debentures must be made into the Paying Agent's account at DTC), all in accordance with the instructions set forth in the Letter of Transmittal, the Repurchase Notice and the Prospectus.

        The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Debentures held by such brokers, dealers, commercial banks and trust companies as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all transfer taxes applicable to the exchange of Debentures pursuant to the Exchange Offer, except as set forth in the instructions set forth in the Letter of Transmittal.

        All inquiries you may have with respect to the procedures for the Exchange Offer and all requests for additional copies of the Prospectus, this Letter of Transmittal, the Notice of Guaranteed Delivery, or the W-9 Guidelines should be directed to MacKenzie Partners, Inc., the Information Agent for the Exchange Offer at its address set forth below.

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

Very truly yours,
FLEETWOOD ENTERPRISES, INC.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE PAYING AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS, THE REPURCHASE NOTICE OR THE LETTER OF TRANSMITTAL.

Enclosures

QuickLinks

  Exhibit 99.5
LETTER TO BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES